Exhibit 99.2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V60124-S04178 For Against Abstain ! ! ! ! ! ! THE FIRST OF LONG ISLAND CORPORATION C/0 BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 1. To approve an Agreement and Plan of Merger, dated as of September 4, 2025, by and between The First of Long Island Corporation (“FLIC”) and ConnectOne Bancorp Inc. (“ConnectOne”), providing for: the merger of FLIC with and into ConnectOne and the automatic conversion of each outstanding share of common stock of FLIC into the right to receive 0.5175 shares of ConnectOne common stock. 2. To approve, on an advisory basis, certain compensation payable as a result of the consummation of the proposed merger. 3. To approve one or more adjournments of the FLIC special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at an adjournment or postponement of that meeting, to approve the merger proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. THE FIRST OF LONG ISLAND CORPORATION The Board of Directors recommends you vote FOR the following proposals. ! ! ! SCAN TO VIEW MATERIALS & VOTEZ VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 13, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FLIC2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 13, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice, Joint Proxy Statement/Prospectus and form of proxy card are available at www.proxyvote.com. V60125-S04178 THE FIRST OF LONG ISLAND CORPORATION SPECIAL MEETING OF SHAREHOLDERS February 14, 2025 at 2:30 p.m., Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Walter C. Teagle III as proxy, with full power of substitution, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE FIRST OF LONG ISLAND CORPORATION that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 2:30 p.m., Eastern Time, on February 14, 2025, virtually at www.virtualshareholdermeeting.com/FLIC2025SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Shareholders may revoke this proxy following the procedures described in the accompanying joint proxy statement/prospectus. PLEASE MARK, DATE, SIGN AND RETURN THE PROXY PROPERLY, USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side